As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation)	(I.R.S. employer identification number)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address, including zip code, of registrant’s principal executive offices)

National CineMedia, Inc. 2007 Equity Incentive Plan

(Full title of the plan)

Ralph E. Hardy, Esq.

Executive Vice President and General Counsel

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(303) 792-3600

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,800,000 shares	$15.82	$44,296,000	$6,041.98

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based on based upon the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on May 2, 2013, which was $15.82.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 to register an additional 2,800,000 shares of Common Stock that may be issued to participants under the National CineMedia, Inc. 2007 Equity Incentive Plan, as amended and restated (the “Plan”). The contents of the earlier Registration Statements on Form S-8, Registration No. 333-140652, 333-158836 and 333-176054, are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by National CineMedia, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 27, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for its quarter ended March 28, 2013;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 11, 2013, January 22, 2013, March 4, 2013, March 18, 2013, May 2, 2013 (excluding portions furnished under Item 2.02) and May 7, 2013;

(d)	The Registrant’s Registration Statements on Form S-8 relating to the Plan, filed with the Commission on February 13, 2007, April 28, 2009 and August 4, 2011; and

(e)	The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 5, 2007.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit	Reference	Description

4.1	(1)	National CineMedia, Inc. 2007 Equity Incentive Plan, as amended and restated.

4.2	(2)	Form of 2013 Restricted Stock Agreement (Time Based).

4.3	(3)	Form of 2013 Restricted Stock Agreement (Performance Based).

4.4	(4)	Form of Restricted Stock Unit Agreement.

5.1	*	Opinion of Bryan Cave LLP.

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 10.2 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on May 2, 2013.
(2)	Incorporated by reference to Exhibit 10.23.5 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on February 22, 2013.
(3)	Incorporated by reference to Exhibit 10.23.6 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on February 22, 2013.
(4)	Incorporated by reference to Exhibit 10.34 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on March 6, 2009.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 9th day of May, 2013.

NATIONAL CINEMEDIA, INC.

By:	*
Kurt C. Hall
President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Chairman (Principal Executive Officer)	May 9, 2013
Kurt C. Hall

*	Vice President and Interim Co-Chief Financial Officer (Principal Financial Officer)	May 9, 2013
David J. Oddo

*	Senior Vice President and Interim Co-Chief Financial Officer (Principal Accounting Officer)	May 9, 2013
Jeffrey T. Cabot

*	Director	May 9, 2013
Lawrence A. Goodman

*	Director	May 9, 2013
David R. Haas

*	Director	May 9, 2013
James R. Holland, Jr.

*	Director	May 9, 2013
Stephen L. Lanning

Signature	Title	Date

*	Director	May 9, 2013
Edward H. Meyer

*	Director	May 9, 2013
Amy E. Miles

*	Director	May 9, 2013
Lee Roy Mitchell

*	Director	May 9, 2013
Craig R. Ramsey

*	Director	May 9, 2013
Scott N. Schneider

*By:	/s/ Ralph E. Hardy
Ralph E. Hardy Attorney in fact